                                                                    EXHIBIT 10.2


                                 LEASE BETWEEN:

                                     Lessor:

                           Milestone Properties, Inc.,
                             a Delaware corporation

                                       and

                                     Lessee:

                                G.I. Joe's, Inc.
                              an Oregon corporation



                                                                    May 16, 1997

                                    ARTICLE I

                                DEMISED PREMISES

Section 1.01 - Demised Premises ...............................................1
Section 1.02 - Use of Additional Areas ........................................1

                                   ARTICLE II

                                      TERM

Section 2.01 - Commencement Date ..............................................1
Section 2.02 - Length of Term .................................................1
Section 2.03 - Lease Year .....................................................2

                                   ARTICLE III

                                      RENT

Section 3.01 - Payment of Rent ................................................2
Section 3.02 - Fixed Minimum Rent .............................................2
Section 3.03 - Percentage Rent ................................................2
Section 3.04 - Gross Sales ....................................................3

                                   ARTICLE IV

                             RECORDS AND ACCOUNTING

Section 4.01 - Records ........................................................4
Section 4.02 - Statements by Lessee ...........................................4
Section 4.03 - Audit ..........................................................5
Section 4.04 - Failure to Furnish Statements ..................................5

                                    ARTICLE V

                                  IMPROVEMENTS

Section 5.01 - Improvements by Lessor .........................................6
Section 5.02 - Improvements by Lessee .........................................6
Section 5.03 - Description ....................................................6
Section 5.04 - Installation of Fixtures .......................................6
Section 5.05 - Parking Areas ..................................................6

                                   ARTICLE VI

                        COMMON AREAS AND OPERATING COSTS

Section 6.01 - Common Areas: ..................................................7
Section 6.02 - Operating Costs ................................................8

                                   ARTICLE VII

                    MERCHANT'S ASSOCIATION OR MARKETING FUND

Section 7.01 - Merchant's Association ........................................11
Section 7.02 - Marketing Fund ................................................11

                                  ARTICLE VIII

                          CONDUCT OF BUSINESS BY LESSEE

Section 8.01 - Use of Demised Premises........................................11
Section 8.02 - Restrictions on Use ...........................................12
Section 8.03 - Restrictions on Lessor ........................................12

                                   ARTICLE IX

                             MAINTENANCE AND REPAIRS

Section 9.01 - Maintenance by Lessee .........................................12
Section 9.02 - Maintenance by Lessor .........................................12
Section 9.03 - Alterations ...................................................13
Section 9.04 - Waiver Claims .................................................13
Section 9.05 - Lessor's Right to Inspect .....................................14
Section 9.06 - Cleanliness and Waste .........................................14

                                    ARTICLE X

                                    INSURANCE

Section 10.01 - Insurance by Lessee ..........................................14
Section 10.02 - Insurance by Lessor ..........................................15
Section 10.03 - Indemnity for Accidents ......................................15
Section 10.04 - Destruction by Fire or Casualty...............................16
Section 10.05 - Dram Shop Liability ..........................................16

                                   ARTICLE XI

                                      TITLE

Section 11.01 - Possession by Lessee .........................................17
Section 11.02 - Sublease .....................................................17
Section 11.03 - Mortgages by Lessor ..........................................18
Section 11.04 - Surrender of Premises ........................................18
Section 11.05 - Eminent Domain ...............................................19
Section 11.06 - Attornment ...................................................19

                                   ARTICLE XII

                         SIGNS, LIGHTING, AND UTILITIES

Section 12.01 - Signs ........................................................20
Section 12.02 - Lighting .....................................................20
Section 12.03 - Utilities and Services .......................................20

                                  ARTICLE XIII

                                     DEFAULT

Section 13.01 - Default by Lessee ............................................21
Section 13.02 - Lien of Lessor for Rent, Taxes, and Other Sums ...............23
Section 13.03 - Default by Lessor ............................................25

                                   ARTICLE XIV

                                      TAXES

Section 14.01 - Real Estate Taxes.............................................25
Section 14.02 - Personal Property Taxes and Assessments ......................27

                                   ARTICLE XV

                                  MISCELLANEOUS

Section 15.01 - Notices ......................................................28
Section 15.02 - Waiver .......................................................28
Section 15.03 - Relationship of Parties ......................................28
Section 15.04 - Governing Law ................................................28
Section 15.05 - Savings Clause ...............................................28
Section 15.06 - Marginal Headings ............................................28
Section 15.07 - Covenant to Bind Successors ..................................29

Section 15.08 - Credit Reports ...............................................29
Section 15.09 - Letter of Estoppel ...........................................29
Section 15.10 - Exculpation ..................................................29
Section 15.11 - Force Majeure ................................................29
Section 15.12 - Entire Agreement .............................................29
Section 15.13 - Negotiation and Execution ....................................30

                                   ATTACHMENTS


RIDER I
EXHIBIT A - LEGAL DESCRIPTION
EXHIBIT B - SITE PLAN

                                      LEASE

     THIS LEASE, made and entered into this 3rd day of June, 1997 by and between Milestone Properties, Inc., a Delaware corporation (hereinafter referred to as "Lessor"), and G. I. Joe's, Inc. a(n) Oregon corporation (hereinafter referred to as "Lessee");

                                WITNESSETH: THAT

     In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Lessee to be observed and performed, the Lessor demises and leases to the Lessee, and Lessee takes, accepts and rents from Lessor, the premises hereinafter described, for the period, at the rental, and upon the terms and conditions hereinafter set forth.

                                    ARTICLE I
                                DEMISED PREMISES

     Section 1.01 - Demised Premises: The Lessor demises and leases to the Lessee, and the Lessee rents from Lessor, those certain premises, now erected in the City of Bend, County of Deschutes, and State of Oregon, which Demised Premises consist of a store space containing an area of approximately thirty-four thousand nine hundred sixty-four (34,964) square feet of floor area, herein referred to as the "Demised Premises".

     Section 1.02 - Use of Additional Areas: The use and occupancy by the Lessee of the Demised Premises shall include the use in common with others entitled thereto of the common areas, and other facilities as may be designated from time to time by the Lessor, subject, however, to the terms and conditions of this agreement, and to reasonable rules and regulations for the use thereof, as prescribed from time to time by the Lessor.

                                   ARTICLE II
                                      TERM

     Section 2.01 - Commencement Date: The term of this Lease shall commence on February 1, 1998.

     Section 2.02 - Length of Term: The term of this Lease shall commence on the Commencement Day and end on January 31, 2018 unless otherwise terminated or extended as provided herein.


                                       1                            May 16, 1997

     Section 2.03 - Lease Year: The term "Lease Year", as used herein, shall mean the period beginning with the commencement of the term of this Lease as hereinbefore determined in Section 2.01, and ending on January 31 and each successive twelve (12) month period thereafter or during the term of this Lease.

                                   ARTICLE III
                                      RENT

     Section 3.01 - Payment of Rent: Lessee hereby covenants and agrees to pay rent, to Lessor, which said rent shall be in the form of "Fixed Minimum Rent", "Percentage Rent" and "Additional Rent" as hereinafter provided. The payment of said Fixed Minimum Rent shall begin on the Commencement Date, and thereafter the Fixed Minimum Rent shall be paid in equal monthly installments on the first day of each and every month in advance. Said Rent shall be paid to the office of the Lessor at, 5200 Town Center Circle, Fourth Floor, Boca Raton, FL 33486, or at such other place as may be designated in writing from time to time by Lessor.

     Section 3.02 - Fixed Minimum Rent:

     A. Lessee shall pay to Lessor for each and every Lease Year of the leased term, without any prior demand therefore, and without any deduction or setoff whatsoever, a Fixed Minimum Rent of two hundred fifteen thousand five hundred dollars & 00/100 ($215,500.00), payable in equal monthly installments of seventeen thousand nine hundred fifty-eight dollars & 33/100 ($17,958.33), in advance on the first day of each and every calendar month, as provided in
Section 3.01 hereof.

     B. Late fee: Any payment not received by Lessor by the tenth (10th) day of the month shall be considered in arrears and in default of the terms hereof and shall be subject to an applicable late charge in the amount of $500.00 and $150.00 every fifth (5th) day thereafter, which Lessee agrees to pay along with the late rent in the form of a cashier's check, certified check or money order.

     C. Returned Checks: In the event that Lessee's check is returned for any reason, Lessee agrees to pay Lessor $250.00 as a handling charge in addition to any applicable late charge. Returned checks must be redeemed by cashier's check or money order. In the event that more than one (1) check is returned, Lessee agrees to pay all subsequent rents and charges by cashier's check, certified check or money order.

     Section 3.03 - Percentage Rent:

     A. In addition to the payment of the Fixed Minimum Rent, as hereinbefore provided, Lessee shall pay to Lessor, in the manner, and upon the conditions, and at the time hereinafter set forth, during each year of the term hereof, as additional rent, a


                                       2                            May 16, 1997
sum equivalent to the amount, if any, determined by multiplying one and one-half percent (1.5%) by the gross annual sales, as hereinafter defined, from all business done on and from the premises, in excess of seven million two hundred seventy thousand dollars & 00/100 ($7,270,000.00) ("Break Point"). Said Percentage Rent shall be paid without any prior demand therefore, and without any setoff or deduction whatsoever.

     B. The said Percentage Rent shall become due and payable on or before thirty (30) days after the close of each and every month commencing with the month in any Lease Year when Lessee first becomes obligated to pay Percentage Rent.

     C. In the event that the Lessee is actually engaged in business prior to the commencement of the term, then the period prior to the commencement of the term when the Lessee is actually engaged in business (which shall not exceed one [1] month) shall be added to and included in the first Lease Year of this term, it being the intention of the parties that Percentage Rent shall be paid on all gross sales in excess of the specified amounts, whether made from the Demised Premises prior to or during the first Lease Year. If in any Lease Year, Lessee is actually engaged in business for less than a full Lease Year, the Percentage Rent Break Point shall be reduced proportionately. If Fixed Minimum Rent for any Lease Year should be reduced or abated or if Lessee discontinues its business operations for more than ten (10) continuous days, the Break Point shall likewise be reduced proportionately.

     Section 3.04 - Gross Sales: The term "Gross Sales" as used herein is hereby defined to mean Gross Sales of Lessee, from all business conducted upon or from the Demised Premises, and whether such business be conducted by Lessee or by any licensees, concessionaires or sublessees of Lessee, and whether such sales be evidenced by check, credit, charge account, exchange or otherwise, and shall include, but not be limited to, the amount received from the sale of goods, wares and merchandise and for services performed on or at the Demised Premises together with the amount of all orders taken or received at the Demised Premises, whether such order be filled from the Demised Premises or elsewhere, and whether such sales be made by means of merchandise or other vending devices in the Demised Premises, or sidewalk sales from outside the Demised Premises. If any one (1) or more departments or other divisions of the Lessee's business shall be sublet by Lessee or conducted by any person, firm or corporation other than Lessee, then there shall be included in Gross Sales for the purpose of fixing the Percentage Rent payable hereunder all the Gross Sales of such departments or divisions, the same manner and with the same effect as if the business or sales of such departments and divisions of Lessee's business had been conducted by Lessee itself. Gross Sales shall not include sales of merchandise for which cash has been refunded, or allowances made on merchandise claims to be defective or unsatisfactory provided they shall have been included in Gross Sales; and there shall be deducted from Gross Sales the price of


                                       3                            May 16, 1997
merchandise returned by customers for exchange, provided that the sales price of merchandise delivered to the customer in exchange shall be included in Gross Sales. Gross receipts shall not include the amount of any sales, use or gross receipts tax imposed by any federal, state, municipal or governmental authority directly on sales and collected from customers, provided that the amount thereof is added to the selling price or absorbed therein, and paid by Lessee to such governmental authority. No franchise or capital stock tax and no income tax or similar tax based upon income or profits as such shall be deducted from gross receipts, in any event whatsoever.

                                   ARTICLE IV
                             RECORDS AND ACCOUNTING

     Section 4.01 - Records: For the purpose of ascertaining the amount payable as rent, Lessee agrees to prepare and keep on the Demised Premises or corporate headquarters for a period of not less than three (3) years, following the end of each Lease Year, adequate records which shall show inventories and receipts of merchandise at the Demised Premises, and daily receipts from all sales and other transactions on the Demised Premises or corporate headquarters by Lessee and any other persons conducting any business upon said premises. Adequate records shall include, without limitation, cash receipts and/or sales journals; general ledgers; sales tax returns; federal, state, and local income tax returns; financial statements; and cash register tapes. Lessee shall record at the time of sale, in the presence of the customer all receipts from sales or other transactions whether for cash or credit in a cash register or in cash registers having a cumulative total which shall be sealed in a manner approved by Lessor. Lessee further agrees to keep on the Demised Premises or corporate headquarter for at lease three (3) years following the end of each Lease Year all pertinent original sales records.

     Section 4.02 - Statements by Lessee: Lessee shall submit to Lessor on or before the fifteenth (15th) day following each one (1) month period during the term hereof (including the fifteenth (15th) day of the month following the end of the term) at the place then fixed for the payment of rent, together with the remittance of monthly Percentage Rent, a written statement signed by Lessee, and certified by it to be true and correct, showing in


                                       4                            May 16, 1997
reasonably accurate detail the amount of Gross Sales for each month during the preceding one (1) month and fractional month, if any, prior to the commencement of the term of this Lease. Such statement shall be accompanied by a facsimile copy of Lessee's quarterly or monthly state sales tax report where applicable. Lessee shall submit to the Lessor on or before the thirtieth (30) day following the end of each Lease Year at the place then fixed for the payment of rent a written statement signed by Lessee and certified to be true and correct, showing in reasonably accurate detail the amount of Gross Sales during the preceding Lease Year, and duly certified to Lessee by an independent public accountant. The statements referred to herein shall be in such form and style acceptable to Lessor and showing in reasonable detail the elements and amounts of Gross Sales during the preceding monthly period, or fraction thereof. If such statement shows Gross Sales to be other than as previously reported, Lessee and Lessor shall make appropriate adjustments.

     Section 4.03 - Audit: The acceptance by the Lessor of payments of Percentage Rent shall be without prejudice to the Lessor's right to an examination of the Lessee's books and records of its Gross Sales and inventories of merchandise on the Demised Premises in order to verify the amount of annual gross receipts received by the Lessee in and from the Demised Premises. At its option, Lessor may cause, at any reasonable time, upon fifteen (15) days prior written notice to the Lessee, a complete audit to be made of the Lessee's business affairs and records relating to the Demised Premises for a period covered by any statement issued by the Lessee as set forth in Section 4.02 hereof. Lessor shall have the right within three (3) years from the date of delivery of such statement to Lessor to have an accountant selected by the Lessor commence a special audit at the end of such fifteen (15) day written notice. If such audit shall disclose an underreporting of Gross Sales of greater than three percent (3%) of Gross Sales, whether or not Percentage Rent is due, Lessee shall pay the cost of the audit. If such audit shall disclose a liability for rent in excess of two percent (2%) of the rentals theretofore computed and paid by Lessee, Lessee shall promptly pay to the Lessor the cost of the audit, in addition to the deficiency. In addition, Lessor shall have the further remedy of terminating the term of this Lease upon thirty (30) days written notice to Lessee. In the event there is no deficiency disclosed as a result of the special audit, the cost thereof shall be paid by the Lessor. It is further agreed that such special audit as may be performed by an accountant elected by the Lessor shall be conclusive and binding upon the parties.

     Section 4.04 - Failure to Furnish Statements: If Lessee shall fail to prepare and deliver within the time hereinabove specified any statement of Gross Sales or if Lessee fails to maintain and/or furnish books and records required hereunder, Lessor may elect to treat Lessee's said failure as a breach of this Lease, entitling Lessor to terminate the term of this Lease or Lessee's right to possession of the Demised Premises, or both, but only after Lessor has given to the Lessee twenty (20) days notice in writing to submit said statement. If Lessee fails to prepare and deliver said statement, or if Lessee fails to maintain and/or furnish books and records after receiving said twenty (20) days notice, Lessor may also, or in the alternative, elect to make an audit of all book and records of Lessee, including Lessee's bank accounts, which in any way pertain to or show Gross Sales, and to prepare or construct the statements or records which Lessee has failed to prepare and deliver. Such audit shall be made and the statements or records shall be prepared by an accountant selected by Lessor, and shall be conclusive on Lessee. The Lessee shall pay on demand all expenses of such audit and of the preparation or construction of any such statements or records and all sums as may be shown by such audit to be due as Percentage Rent.


                                       5                            May 16, 1997

                                    ARTICLE V
                                  IMPROVEMENTS

     Section 5.01 - Improvements by Lessor: Lessor shall not be responsible for any improvements to the Demised Premises. Lessee takes the Demised Premises in an "as is" condition, subject to those items set forth on Rider I.

     Section 5.02 - Improvements by Lessee: Except as set forth on Rider I, Lessee, at its own cost and expense, shall be responsible for all improvements to the Demised Premises. Providing, however, before any such improvements are made, Lessee shall submit its plans, drawings and specifications to Lessor for Lessor's approval which approval shall not be unreasonably withheld. All bills shall be paid for in full, and Lessee does hereby indemnify and hold harmless Lessor from any liens, claims or demands. If any liens are placed against the Demised Premises or the Shopping Center itself, Lessee shall be responsible for clearing all such liens immediately, and, to the extent Lessor incurs any expenses (including attorney fees), Lessee shall be responsible for reimbursement.

     Section 5.03 - Description: The Shopping Center is commonly known as the Mountain View Mall. The legal description, if any, is shown on attached Exhibit "A", and the boundaries and location of the Demised Premises are outlined in "red" on the site plan marked Exhibit "B". The purpose of Exhibit "B" attached hereto is to show the approximate location of the Demised Premises. The Lessor reserves the right, at any time, to relocate the various lessees at the expense of Lessor. The Lessor also reserves the right raze the existing buildings, add to existing buildings or add additional buildings, and alter automobile parking areas from that which is shown on Exhibit "B", provided such renovations do not unreasonably impact Lessee's day to day business operation.

     Section 5.04 - Installation of Fixtures: Lessee may enter upon the Demised Premises for the purpose of installing trade fixtures and furnishings, provided, however, such activity on the part of the Lessee shall be done only in such manner as not to interfere with the normal operations of the Shopping Center or any work being done by Lessor and that Lessor shall not be liable for damage to or loss of such fixtures, equipment or furnishings. Any equipment or work done which the Lessor installs or constructs in the Demised Premises on the Lessee's behalf shall be paid for by the Lessee before such work, as outlined above, is performed by the Lessor. All such additional work shall be billed to Lessee, in advance, at Lessor's cost. It is mutually agreed that all work requested by the Lessee shall be subject to the approval of Lessor's architect, mechanical and electrical engineers.

     Section 5.05 - Parking Areas: Lessor shall, at its own expense, maintain at all times during the term of this Lease, the parking area on that portion of the premises on


                                       6                            May 16, 1997
which the Shopping Center is erected, and designated as "parking area" on the site plan hereto attached and marked Exhibit "B" attached hereto and made a part hereof. Said parking common area, which may be enlarged, altered or reduced, from time to time, shall be for the joint use of all lessees of the Lessor in the Shopping Center and for the use of the customers, employees, visitors, and invitees of said lessees for driveway, walkway, or parking purposes. The parking area shall be kept in reasonable order and repair and reasonably free from snow, ice, and obstructions by the Lessor. All work or improvements made herein shall be undertaken by Lessor so as not to unreasonably impact Lessee's day to day business operations.

                                   ARTICLE VI
                        COMMON AREAS AND OPERATING COSTS

     Section 6.01 - Common Areas: All common areas and other common facilities (hereinafter collectively called "common areas") made available by Lessor in, on, over or about the Shopping Center shall be subject to the exclusive control and management of Lessor, expressly reserving to Lessor, without limitation, the right to erect, install, lease and remove within the malls or the parking areas, kiosks, planters, pools, sculpture, free-standing buildings, additional buildings, additional stories to buildings or otherwise, wherever and howsoever located, provided all work or improvements hereunder shall be undertaken so as not to unreasonably impact Lessee's day to day business operations. Common areas (as initially constructed or as the same may be enlarged or reduced at any time thereafter) shall mean all areas, space, facilities, equipment, signs and special services from time to time made available by Lessor for the common and joint use and benefit of Lessor, Lessee and other lessees and occupants of the Shopping Center and their respective employees, agents, sublessees, concessionaires, licensees, customers and invitees, which may include (but shall not be deemed a representation as to their availability) the sidewalks, parking areas, (including employee parking areas), access roads, driveways, landscaped areas, truck serviceways, tunnels, loading docks, pedestrian malls (enclosed or open), courts, stairs, ramps, elevators, escalators, comfort and first aid stations, public washrooms, community hall or auditorium and parcel pick-up stations. Lessor hereby expressly reserves the right from time to time, to construct, maintain, operate and remove lighting and other facilities, equipment and signs on all or any of the common areas; to police the same; to change the area, level, location and arrangement of the parking areas and other facilities forming a part of said common areas; to build multi-story parking facilities; to restrict parking by Lessees an other occupants of the Shopping Center and their employees, agents, sublessees, concessionaires and licensees; to enforce parking charges (by operation of meters or otherwise), but in such event the net proceeds from such charges (except for proceeds from multi-story parking facilities), after deducting the cost of enforcing the same or charges thereon by governmental authority, shall be applied in reduction of the cost of maintaining the common areas; to close temporarily all or any portion of the common


                                       7                            May 16, 1997
areas for the purpose of making repairs or changes thereof and to discourage non-customer parking; to establish, modify and enforce reasonable rules and regulations with respect to the common areas and the use to be made thereof; and to grant individual lessees and others the right to conduct sales in the common areas. Lessor may operate, manage, equip, light and maintain the common areas in such manner as Lessor may from time to time determine, and Lessor shall have the right and exclusive authority to employ and discharge all personnel with respect thereto. Lessee is hereby given a non-exclusive license to use during the Term the common areas of the Shopping Center if and as they may now or at any time during the Term exist, provided, however, that if the size, location or arrangement of such common areas or the type of facilities at any time forming a part thereof be changed or diminished, Lessor shall not be subject to any liability therefor, nor shall Lessee be entitled to any compensation or diminution or abatement of rent therefor, nor shall such change or diminution of such areas be deemed a constructive or actual eviction. Lessor reserves the right to grant to third persons the non-exclusive right to cross over and use in common with Lessor and all Lessees of the Shopping Center the common areas as designated from time to time by Lessor. In order to establish that the Shopping Center and any portion thereof is and will continue to remain private property and to prevent a dedication thereof or the accrual of any rights of any person or the public therein, Lessor hereby reserves the unrestricted right to close to the general public for one (1) day in each calendar year all or any portion of the Shopping Center owned, leased or controlled by Lessor, and, in connection therewith, to seal off all entrances to the Shopping Center, or any portion thereof. Lessee hereby acknowledges, consents and agrees that any and all services, facilities, and access by the public to the Demised Premises and/or to the Shopping Center may be suspended in whole or in part during such temporary times as any of the department stores in the Shopping Center are not open for business, on legal holidays, or such other days as may be declared by local, state or federal authorities as days of observance and/or during any periods of actual or threatened civil commotion, insurrection or other circumstances beyond Lessor's control.

         Section 6.02 - Operating Costs:

         (a) Lessor shall, during the entire term of this lease, operate and maintain or cause to be operated or maintained the common area, including, without limiting the generality of the foregoing, the surface, lighting, marking and landscaping thereof, and keep the same or cause the same to be kept as clean as reasonably proper. The cost of such operation and maintenance shall include without limiting the generality of the foregoing, the cost for lighting, snow removal, marking, cleaning, (including depreciation, interest, insurance, repairs and fuel for mechanical equipment) landscaping, policing, wages, supplies, insurance, repairs, 10% of the foregoing to cover Lessor's administrative cost, and personal property taxes shall be designated herein as "common area maintenance cost". Lessee agrees to pay unto Lessor, in


                                       8                            May 16, 1997
addition to all other rental in the lease provided during each rent year of the term of this lease, Lessee's proportionate share of said common area maintenance cost not to exceed 10.1% of such costs. Lessee's proportionate share shall be the ratio which the sum of all ground floor area in the Demised Premises is to the sum of all leasable ground floor area of each completed building intended for lease in the Shopping Center, including the leased premises hereunder. For the purpose of this section, all motor vehicle parking areas, (including employee parking areas) roadways, walkways, truck ways, loading docks, delivery areas, landscaped areas, and malls (excluding the enclosed mall) shall be deemed a portion of the common area. Buildings and other facilities for commercial use shall not be deemed a portion of said common area.

     (b) Lessee agrees to pay unto Lessor, in addition to all other rental in this lease provided, as its share of the "cost of maintenance of the enclosed mall" (hereinafter defined) an amount determined by multiplying the entire amount of the cost of maintenance of the enclosed mall by a fraction having as its numerator the number of Lessee's store front linear feet which abut said enclosed mall and as its denominator the number of store front linear feet of the enclosed mall, which abut all buildings on said enclosed mall. Neither Lessee's Demised Premises nor the Lessor's enclosed mall premises shall unduly drain conditioned air from the other party's premises.

     The term "maintenance of enclosed mall", as used in this section, shall mean the actual costs incurred in connection with the operation, maintenance, and repair of the enclosed mall and all machinery, equipment, and facilities used in connection therewith. The said term shall include but shall not be limited to the following elements of costs:

     Charges for power, electricity and other utilities used for lighting and for operating air conditioning and heating equipment;
     Premiums for fire, extended coverage, vandalism, public liability, property damage, and plate glass insurance covering or applicable to the enclosed mall;
     Maintenance, repair and replacement of air conditioning and heating equipment and machinery;
     Maintenance, repair and replacement of automatic door openers, lighting fixtures (including replacement of tubes and bulbs), sprinkler systems, and all other machinery, equipment, tools and facilities used exclusively in connection with the operation of the enclosed mall;
     Maintenance, repair and cleaning of the structural portions of the enclosed mall, including floors, ceilings, roofs, skylights and windows;
     Security protection for the enclosed mall (excluding security of Lessee's property within its Demised Premises which shall be the sole responsibility of Lessee);


                                       9                            May 16, 1997

     Maintenance, repair, renewal and replacement of landscaping, including pruning, watering and fertilization.

     Generally, the expenses to be taken into consideration in determining the cost of maintenance of the enclosed mall shall be customary and reasonably necessary; but shall in no event include the original cost of construction of the enclosed mall, interest on Lessor's investment, compensation of executives, overhead, office rental, or profit, except that Lessor shall be entitled to a reasonable annual allowance for Lessor's supervision of the maintenance of the enclosed mall not exceeding 10% of the annual total cost of maintenance of the enclosed mall.

     The Lessor shall have the right to provide all or any part of the foregoing elements of the maintenance of the enclosed mall by an independent contractor or contractors and the amounts paid to such contractor or contractors shall constitute elements of expense within the definition of "cost of maintenance of enclosed mall".

     Lessor agrees that the services to be rendered in operating and maintaining the enclosed mall shall be furnished in as economical a manner as is reasonably possible consistent with proper performance of Lessor's obligations in the management and operation of said enclosed mall, and Lessor agrees to keep and maintain accurate, separate and complete records of Lessor's costs in connection with the enclosed mall.

     (c) "Common area maintenance costs" and "cost of maintenance of the enclosed mall" are collectively defined as "Operating Costs". Lessee's annual share of the Operating Costs for each full calendar year and partial calendar year shall be paid in monthly installments on the first day of each calendar month, in advance, in an amount estimated by Lessor from time to time. Lessor shall have the right, at any time and from time to time during each calendar year, to increase said estimate based on change, circumstances or additional facts. Subsequent to the end of each full calendar year or partial calendar year, Lessor shall notify Lessee of Lessee's proportionate share of Operating Costs for such full calendar year or partial calendar year. If the payment made by Lessee pursuant to this Section for any full or partial calendar year shall be less than the actual amount due from Lessee for such year as shown on such notice, Lessee shall pay to Lessor the difference between the amount paid by Lessee and the actual amount due, within ten (10) days after receipt of such notice. If the total amount paid by Lessee for any full or partial calendar year shall exceed the actual amount due from Lessee for such full or partial calendar year, such excess shall be credited against the next payment for Operating Costs due from Lessee to Lessor pursuant to this Section. If the Term commences on a day other than the first day of the calendar year, then Lessee's proportionate share of Operating Costs shall be billed and adjusted on the basis of such fraction of a calendar year. Lessee shall have the right within sixty (60) days of receipt of Lessor's notice of Lessee's proportionate shares of Operating Costs to undertake an audit, at Lessee's expense, of


                                       10                           May 16, 1997
such Operating Costs. If such audit discloses a discrepancy of greater than five percent (5%), then Lessor shall reimburse Lessee the cost of such audit.

                                   ARTICLE VII
                    MERCHANT'S ASSOCIATION OR MARKETING FUND

     Section 7.01 - Merchant's Association:

     (a) The Lessee will be a member of, participate fully in, and remain in good standing in the Merchant's Association limited to tenants occupying premises in the Shopping Center, and abide by the regulations of such Association. Each member tenant shall have one vote and the Lessor shall also have one vote in the operation of said Association. The object of such Association shall be to encourage its members to deal fairly and courteously with their customers, to follow ethical business practices, to assist the business of the tenants by sales promotions and center-wide advertising, and in particular to help the interest of members of said Association. The Lessee agrees to pay minimum dues to the Merchant's Association in the amount of $350.00 per month.

     (b) Lessee further agrees to participate not less than once each month in a printed newspaper advertisement jointly with the other tenants of the Shopping Center in which Lessee's participation shall be not less than payment for a statement of the name under which it does business, a general description of its merchandise and its location in the Shopping Center.

     Section 7.02 - Marketing Fund: In lieu and instead of a Merchant's Association, Lessor at its option may establish a Marketing Fund for the Shopping Center and, if established, Lessee agrees to contribute to such Fund $350.00 per month. The failure of any other Lessee in the Shopping Center to participate in the Merchant's Association or Marketing Fund, as the case may be, shall not in any way release Lessee from Lessee's obligations hereunder, such obligations being separate and independent covenants of this Lease.

                                  ARTICLE VIII
                          CONDUCT OF BUSINESS BY LESSEE

     Section 8.01 - Use of Demised Premises: Lessee shall occupy and use the Demised Premises for maintenance and operation of a sporting goods department store and automotive aftermarket association and parts and for no other purpose, under the trade name G.I. JOE'S. Lessee shall continuously and uninterruptedly during the term of this Lease conduct its customary business activity therein during all normal business days and hours. Lessor reserves the right to dictate to Lessee reasonable hours to stay open during a seven (7) day week, unless prevented from so doing by union contract, strikes, fire, casualty or other causes beyond Lessee's control


                                       11                           May 16, 1997
and except during reasonable periods for repairing, cleaning and decorating the Demised Premises. Lessee shall not directly or indirectly engage in any similar or competing business to that conducted by Lessee in the Demised Premises within a radius of five (5) miles from the Demised Premises. It is the intention of this Paragraph to avoid any merchandising conflicts between the lessees in this Shopping Center.

     Section 8.02 - Restrictions on Use: Lessee shall not use nor permit the Demised Premises to be used for any purpose other than that set forth in Section
8.01 above, and further covenants and agrees to execute and comply promptly with all statues, ordinances, rules, orders, regulations and requirements of federal, state, county and city governments regulating the use by Lessee of the Demised Premises. Lessee will not use, or permit the use of the Demised Premises in any such manner that will tend to create a nuisance or tend to disturb other Lessees or occupants of the Shopping Center. The restrictions set forth in this Paragraph shall extend to all agents and employees of the Lessee. No auctions, fire or bankruptcy sales may be conducted in the Demised Premises without the previous written consent of the Lessor. Lessee shall not use nor permit in excess of 3,200 square feet to be used for the sale of electronics and video appliances and merchandise, or books and magazines.

     Section 8.03 - Restrictions on Lessor: Lessor agrees to not lease 10,000 square feet or more of building area in the Shopping Center to a retailer selling sporting goods or after market auto parts and supplies.

                                   ARTICLE IX
                             MAINTENANCE AND REPAIRS

     Section 9.01 - Maintenance by Lessee: Lessee shall at all times keep the Demised Premises, in good order, condition and repair, including, but not limited to, the maintenance, repair and replacement of the roof, structural portions of the premises, exterior entrances, sidewalks, all glass in show windows, moulding, partitions, doors, fixtures, equipment and appurtenances and all heating, air conditioning, periodic painting as may be required, lighting and plumbing fixtures, any damage by unavoidable casualty excepted. To the extent Lessor receives any roof warranties, same shall be assigned to Lessee.

     Section 9.02 - Maintenance by Lessor: If Lessee refuses or neglects to repair promptly the Demised Premises as required in Section 9.01 above, in a reasonable time after written demand by the Lessor, the Lessor may make such repairs without liability to Lessee for any loss or damage that may accrue to Lessee's merchandise, fixtures and/or other property; or to the loss of business occasioned by reason thereof; and, further, upon completion of such repairs, Lessee shall pay Lessor's incurred costs occasioned by such repairs, plus twenty percent (20%) for overhead upon presentation


                                       12                           May 16, 1997
of the bill so incurred. It is further agreed and understood that said billing of costs so incurred shall include interest at the rate of ten percent (10%) per year from the date of completion of the repairs by the Lessor.

     Section 9.03 - Alterations:

     (a) Lessee shall not make any alterations or additions to the Demised Premises, nor make any contract therefore, without first procuring Lessor's written consent. All alterations, additions and improvements made by Lessee to or upon the Demised Premises, except light fixtures, signs, electrical equipment, cases, counters or other removable trade fixtures shall as between Lessor and Lessee at once when made or installed be deemed to have attached to the freehold and to have become the property of Lessor; provided, however, if prior to termination of this Lease, or within fifteen (15) days thereafter, Lessor so directs by written notice to Lessee, Lessee shall promptly remove the additions, improvements, fixtures, trade fixtures and installations which were placed in the Demised Premises by the Lessee and which are designated in said notice and shall repair any damage occasioned by such removal, and, in default thereof, Lessor may effect said removals and repairs at Lessee's expense.

     (b) Lessee may from time to time (if Lessee shall not then be in default under this Lease), at its own expense, alter, renovate, or improve the Demised Premises in accordance with the terms hereof the same to be performed in a good workmanlike manner, in accordance with accepted building practices and applicable laws (including, but not limited to, building codes and zoning ordinances), and so as not to weaken or impair the strength, or lessen the value, of the building in which the Demised Premises are located or the Shopping Center. No changes, alterations or improvements affecting the exterior of the Demised Premises or the structure of the building or the Shopping Center shall be made by Lessee without the prior written consent of Lessor. Prior to commencement of all such work, Lessee shall obtain Lessor's prior written approval of the plans and specifications therefor and shall cause Lessor's requirements for bonding, insurance and other contractor requirements to be satisfied. Any work done by Lessee under the provisions of Sections 5.01 and
9.01 shall not interfere with the use by the other lessees of their premises in the Shopping Center.

     Section 9.04 - Waiver Claims: Notwithstanding anything set forth in this Lease to the contrary, Lessor and Lessee do hereby waive any and all rights of recovery, claim, action or cause of action against the other, their respective agents, officers and employees for any loss or damage that may occur to the Demised Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause for which the waiving party is reimbursed by either party thereto, regardless of cause or origin, including the negligence of Lessor or Lessee, or their respective agents, officers and employees. In addition, all


                                       13                           May 16, 1997
insurance policies carried by either party covering the Demised Premises including, but not limited to contents, shall permit the waiving of any right on the part of the insured against the other party for damage to or destruction of the Demised Premises and/or the building thereon or contents therein resulting from the acts, omissions or negligence of the other party. Lessee waives all claims for damage to property sustained by Lessee or any occupant of the Demised Premises or any equipment or appurtenance becoming out of repair, or resulting from any accident in or about the Demised Premises or resulting directly or indirectly from any act or neglect of any Lessee or occupant or of any other person, including Lessor's agents or servants. This Paragraph shall apply especially, but not exclusively, to the flooding of basements or other subsurface areas, and to damage caused by refrigerators, roof leaks, air conditioning apparatus, sprinkling devices, water, snow, frost, steam, excessive heat or cold, failing plaster, broken glass, sewage, gas odors or noise, or the bursting or leaking of pipes or plumbing fixtures and shall apply equally whether any such damage results from the act or neglect of Lessor or of other lessees, occupants or servants in the Shopping Center or of any other person and whether such damage be caused or result from any thing or circumstances above mentioned or referred to, or any other thing or circumstances, whether of a like nature or of a wholly different nature. All property belonging to Lessee or any occupant of the Demised Premises or the Shopping Center shall be there at the risk of Lessee or such other person only, and Lessor shall not be liable for damage thereto or theft or misappropriation thereof.

     Section 9.05 - Lessor's Right to Inspect: Lessor and its agents shall have free access to the Demised Premises during all reasonable hours for the purpose of examining same and to ascertain if they are in good repair, to make reasonable repairs which the Lessor may be required to make hereunder and to exhibit the same to prospective purchasers, lenders or lessees.

     Section 9.06 - Cleanliness and Waste: Lessee shall keep the Demised Premises and the interior and exterior walks adjacent thereto at all times in a neat, clean and sanitary condition, free from snow, ice, waste or debris and shall neither commit nor permit any waste or nuisance thereon.

                                    ARTICLE X
                                    INSURANCE

     Section 10.01 - Insurance by Lessee: Lessee agrees that, at its own cost and expense, it shall procure and continue in force, in the names of the Lessor and Lessee, general liability insurance against any and all claims for injuries to persons occurring in, upon, or about the Demised Premises, including all damages from signs, glass, awnings, fixtures, or other appurtenances, now or hereafter erected upon the Demised Premises, during the term of this Lease; such insurance, at all times, shall be in an amount not less than One Million ($1,000,000) Dollars combined single limit per


                                       14                           May 16, 1997
occurrence. Lessee shall in the first instance obtain and maintain insurance upon the Demised Premises, inclusive of all leasehold improvements against loss or damage by fire and other risks included under "extended coverage" policies, in the amount of the full replacement value thereof. Such insurance shall be written on a company or companies authorized to engage in the business of general liability insurance in the State in which the Demised Premises are located, and there shall be delivered to the Lessor, upon the commencement of this Lease and annually thereafter, customary certificates evidencing such paid-up insurance, which certificates are to be issued by the insurance companies.

     The policies of insurance provided herein are to be provided by the Lessee, and shall be for a period of not less than one (1) year, it being understood and agreed that fifteen (15) days prior to the expiration of any policy of insurance, the Lessee will deliver to the Lessor a renewal or new policy to take the place of the expiring policy, with the further understanding that, should the Lessee fail to furnish policies, as is provided in this Lease, and at the times herein provided, the Lessor may obtain such insurance, and the premiums on such insurance shall be deemed additional rental to be paid by the Lessee unto the Lessor upon demand. Lessee shall make no claim for recovery against Lessor and expressly waives any right of recovery against Lessor for damage to or loss of the Demised Premises or improvements thereon, which damage or loss may arise by fire or any other peril covered by any policy of insurance containing a waiver of subrogation right against the Lessor in which said policy the Lessee is or may be the insured and when said loss is caused by or results from any acts of carelessness or negligence of the Lessor, its officers, employees or other persons under is control. Lessee further covenants and agrees to apply to its insurers for waiver of subrogation against Lessor, its agents and employees, and to obtain same if Lessee's insurers will issue such waiver without cost.

     Section 10.02 - Insurance by Lessor: Lessor shall procure at its own cost and expense during the term of this Lease, common area public liability insurance, fire, windstorm, and extended coverage insurance on the buildings composing the Shopping Center; provided, Lessee shall reimburse Lessor for its share of the actual net cost and expense to Lessor for such insurance for each Lease Year in accordance with the formula established for Operating Costs in
Article VI.

     Section 10.03 - Indemnity for Accidents: Lessee covenants and agrees that it will protect and save and keep the Lessor forever harmless and indemnified against and from any penalty or damage or charges imposed for any violation of any laws or ordinances, whether occasioned by the neglect of Lessee or those holding under Lessee, and that Lessee will at all times protect, indemnify and save and keep harmless the Lessor against and from any and all claims, loss, cost, damage or expense, arising out of or from any accident or other occurrence on or about the Demised Premises, causing injury to any person or property whomsoever or


                                       15                           May 16, 1997
whatsoever and will protect, indemnify and save and keep harmless the Lessor against and from all claims, loss, cost, damage or expense arising out of any failure of Lessee in any respect to comply with and perform all the requirements and provisions of this Lease. The indemnity herein provided shall not extend to any claim or charges which are caused or arise from any act or omission of Lessor or a condition, in on or under the Demised Premises, not caused or contributed to by the Lessee its employees, invites, customers, contractors or agents.

     Section 10.04 - Destruction by Fire or Casualty: The Lessee shall give immediate notice to Lessor in case of fire or other casualty in or about the Demised Premises or the building of which the Demised Premises is a part. In the event the Demised Premises shall be damaged by fire, explosion, windstorm or any other casualty, the Lessor, utilizing the proceeds of the insurance claims payable under Lessee's policy described in paragraph 10.01, shall repair such damages and put the Demised Premises in good condition as rapidly as reasonably possible, and Lessee shall be entitled to an equitable abatement of the Fixed Minimum Rent, unless Lessor shall establish that such damage was occasioned by the acts of Lessee, its agents or employees.

     In the event that fifty percent (50%) or more of the area of the Demised Premises shall be damaged or destroyed by a fire or other cause, Lessor shall have the right, to be exercised by notice in writing to be delivered within sixty (60) days from the date of the occurrence, to elect to cancel and terminate this lease. Upon the giving of such notice to the Lessee, the terms of this lease shall expire by lapse of time upon the thirtieth day after such notice is given, and the Lessee shall vacate the Demised Premises and surrender the same to the Lessor. If Lessor does not elect to cancel this lease, Lessor will rebuild the Demised Premises to the extent of the insurance proceeds received by Lessor and/or Lessee.

     Notwithstanding any other provisions of this Paragraph to the contrary, if the Demised Premises shall be damaged during the last two (2) years of the Lease term, and such damage shall be to the extent of more than twenty-five percent (25%) of the value of the Demised Premises at the time of such damage, then Lessor may, at its election, upon notice to Lessee, within ninety (90) days after such damage, terminate this Lease as of the date of such damage.

     Section 10.05 - Dram Shop Liability: In the event that at any time during the term of this Lease, or any extensions or renewals thereof, beer, wines, or other alcoholic liquors or beverages are sold or given away upon or from the Demised Premises (it being understood and agreed, however, that the foregoing provision shall not authorize the use of the Demised Premises for such purposes without the express consent of the Lessor being set forth otherwise in this Lease), Lessee shall, at its sole expense, obtain, maintain and keep in force adequate Dram Shop insurance protecting


                                       16                           May 16, 1997
both Lessee and Lessor in connection therewith with policy limits covering the full amount of potential liability provided for from time to time under the laws of the state where the Demised Premises is located. Said policies shall be with such companies as are authorized to write such coverage in the state where the Demised Premises is located, shall be acceptable to Lessor and/or its Lender (which shall be named an additional insured if requested in writing) and copies shall be maintained on file with Lessor, and shall contain non-cancelable clauses unless Lessor is given at least ten (10) days prior written notice of such proposed cancellation. In the event Lessee shall fail to procure such insurance, where applicable, Lessor may procure the same and in the event Lessor shall be unable to procure the same (all at Lessee's expense), then sales of the foregoing products shall be suspended until such coverage is again in force.

                                   ARTICLE XI
                                      TITLE

     Section 11.01 - Possession by Lessee: Lessor covenants and warrants that is has full right and authority to enter into this Lease for the full term hereof. Lessor further covenants that Lessee, upon paying the Fixed Minimum Rent, Percentage Rent and Additional Rent provided for herein and upon performance of the covenants and agreements of this Lease to be performed by said Lessee, will have, hold and enjoy quiet possession of the Demised Premises.

     Section 11.02 - Sublease: Lessor shall have first refusal right to recapture the premises, on a request by Lessee to sublease or assign to be exercised within fifteen (15) days of receipt of such request. If Lessor does not desire to recapture the premises, then Lessee shall not sublease, sublet or assign the Demised Premises to assignees or sublessees except by written permission and consent of Lessor. Lessor reserves the right to impose such conditions upon assignment or subletting as in the circumstances may be reasonable and necessary. Any such subleasing or assignment, even with the approval of the Lessor, shall not relieve the Lessee from liability for payment of the rent and any other monies due Lessor herein provided for or from the obligation to keep and be bound by the terms conditions and covenants of this Lease. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to the assignment or subletting of the Demised Premises. Any change in fifty percent (50%) or more of the equitable or beneficial ownership of Lessee shall be deemed an assignment of the Lease, except not as to the right to recapture herein provided. Lessee shall pay Lessor a fee of $300 for the review of any proposed sublease or assignment instrument and if such sublease or assignment is permitted and results in rentals in excess of those rentals hereunder, Lessee shall pay fifty percent (50%) of such excess rent to Lessor as Additional Rent as and when received by Lessee.


                                       17                           May 16, 1997

     Section 11.03 - Mortgages by Lessor:

     A. Lessee agrees that, except as hereinafter provided with respect to Lessee's right to possession of the Demised Premises, Lessee's rights under this Lease are and shall always be subordinate to the lien of any mortgage or mortgages or trust deed now or hereafter placed from time to time upon the land and building of which the Demised Premises are a part, and to all advances hereafter made from time to time upon the security thereof. Lessee shall, upon written demand from Lessor, execute such other and further instruments or assurances subordinating this Lease to the lien or liens of any such mortgage or mortgages or trust deeds, or Lessor may execute such instrument on Lessee's behalf and Lessee does hereby appoint Lessor as its attorney in fact in such instances and towards such end, provided that if Lessor is not in default after expiration of any applicable notice and grace period, Lessor acknowledges on behalf of itself and any successors or assigns that this tenancy shall not be terminated or materially modified nor shall Lessee's occupancy of the Demised Premises be disturbed or interfered with as a result of any default under such underlying mortgage or trust deed. If any mortgagee or trustee under a trust deed elects to have Lessee's interest in this Lease superior to any such interest by notice to Lessee, then this Lease shall be deemed superior to any such mortgage or trust deed whether this Lease was executed before or after such mortgage or trust deed.

     B. The Lessee agrees to an assignment of rentals by the Lessor to a present or future mortgagees, notification of which shall be given to Lessee. If assignment is made by Lessor, then Lessee agrees to deliver to said mortgagee a copy of any request for performance made upon the Lessor, or any notice of a default made upon Lessor. In the event Lessor fails to cure any default, the Lessee will give said mortgagee a reasonable period of time to cure said defect, which period of time shall be no less than that allowed Lessor. The mortgagee's reasonable period of time will begin following the last day which the Lessor could have cured such default before the Lessee could exercise any remedy by reason of such default unless such mortgagee is notified simultaneously with Lessor in which event mortgagee's right shall be coterminous with Lessor of such default.

     Section 11.04 - Surrender of Premises: Lessee shall, upon the expiration date or sooner termination of this Lease, surrender to Lessor the Demised Premises, together with all replacements thereto, in good order, condition and repair, except for ordinary wear and tear and loss by fire or other casualty, as the same are now or may hereafter be found during the term of this lease. If Lessee fails to surrender the Demised Premises as required herein, except with the consent of Lessor, Lessee may be deemed a month to month Lessee and shall pay Lessor, as holdover rent, twice the monthly rental amount as was payable in the last month of the lease term in addition to all other Additional Rent required under this Lease Agreement, for the duration of such holdover period.


                                       18                           May 16, 1997

     Section 11.05 - Eminent Domain: In the event the Demised Premises, or any part thereof, shall be taken or condemned for public purposes by any competent authority, the entire compensation awarded therefore shall belong to the Lessor, without any deduction therefrom for any present or future estate of Lessee; provided, however that in the event any part of the Demised Premises itself or more than twenty percent (20%) of the land described in Exhibit "A" shall be so taken or condemned, then either the Lessor or Lessee shall have the option of terminating this Lease upon giving the other written notice of such election within thirty (30) days after possession of the part condemned has been taken by proper authorities, whereupon the term of this Lease shall be terminated, as of the date on which possession is so taken. If neither Lessor or Lessee elects to terminate the term of this Lease, the Lessor, at its own expense, shall repair and restore the premises not affected by the taking and thereafter if a part of Demised Premises itself has been taken or condemned, the Fixed Minimum Rent to be paid by the Lessee shall be equitably and proportionately reduced. To the extent recoverable, Lessee shall be entitled to pursue its own claim against the condemning authority for relocation benefits, business loss or loss of personal property, provided such claim does not reduce any amount awarded to Lessor.

     Section 11.06 - Attornment: If, at any time prior to the termination of this Lease, the holder of any mortgage referred to in Paragraph 11.03(A) (or any person or such person's successors or assigns, who acquires the interest of Lessor under this Lease through foreclosure action or an assignment or deed in lieu of foreclosure) shall succeed to the rights of Lessor under this Lease through possession or foreclosure or delivery of a new lease or deed or otherwise, Lessee agrees at the election and upon request of any such person, to fully and complete attorn, from time to time, to and recognize such person as Lessee's Lessor under this Lease upon the then executory term of this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between Lessee and such successor Lessor except that such successor Lessor shall not be:

          (i) liable for any previous act or omission of any prior Lessor (including Lessor);

          (ii) subject to any offsets or defenses which may have theretofore accrued to Lessee against any prior Lessor (including Lessor); or

          (iii) bound by any previous prepayment of Basic Rent or Additional Rent for a period greater than one month in advance.


                                       19                           May 16, 1997

                                   ARTICLE XII
                         SIGNS, LIGHTING, AND UTILITIES

     Section 12.01 - Signs: Without Lessor's prior consent and approval, which shall not be unreasonably withheld, Lessee shall not (a) install any exterior lighting, under-canopy signs, awnings or shades, or any exterior decorations or painting, or build any fences or make any changes to the store front; (b) erect or install any exterior or interior window or door signs or advertising media, window or door lettering or placards; (c) keep or display any merchandise on, or otherwise obstruct the sidewalks to areaways adjacent to the Demised Premises;
(d) fail to maintain the show windows and signs in a neat and clean condition. Lessee shall not use any advertising or other media objectionable to Lessor and/or local codes governing same, such as loudspeakers, phonographs or radio broadcasts that can be heard outside the Demised Premises.

     It is the intention of this Section, as related to signs, to effectively originate and maintain an overall sign control and design for the protection of all lessees. In this connection, Lessee further agrees to furnish and install a sign that will meet the sign standards that may be required.

     All signs must conform with the Lessor's sign specifications and/or be approved by Lessor prior to installation.

     Section 12.02 - Lighting: Lessee shall keep the display windows in the Demised Premises well lighted from dusk until such reasonable hour as may be determined by Lessor, which reasonable hour will be determined from time to time, during each and every weekday, except Sundays and Holidays, during the term of this Lease unless prevented by cause or causes beyond the control of the Lessee.

     Section 12.03 - Utilities and Services:

     (a) Lessee shall pay promptly, as and when the same become due and payable, all water rents, rates and charges, all sewer rents and all charges for electricity, gas, heat, steam, hot and/or chilled water, air conditioning, ventilating, lighting systems, and other utilities supplied to the Demised Premises whether by Lessor, a governmental unit or utility company, or otherwise. If any such utilities are not separately metered or assessed or are only partially separately metered or assessed and are used in common with other Lessees in the Shopping Center, Lessee will pay to Lessor a proportionate share of such charges for utilities used in common based on square footage of floor space leased to each Lessee using such common facilities, in addition to Lessee's payments of the separately metered charges. Lessor shall in no event be liable for the quality, quantity, or interference of such services.


                                       20                           May 16, 1997

     (b) Lessor may install re-registering meters and collect any and all charges aforesaid from Lessee, making returns to the proper public utility company or governmental unit, provided that Lessee shall not be charged more than the rates it would be charged for the same service if furnished directly to the Demised Premises for such companies or governmental units.

     (c) Notwithstanding anything else contained in this Lease to the contrary, Lessor shall have the right, at any time and from time to time, to cause one or more utilities (including, without limitation, any heating, ventilating, air conditioning, and/or lighting systems serving the Demised Premises and/or any other Shopping Center areas) to be furnished by means of a central energy system (whether so-called "total energy" or otherwise) in lieu of the direct furnishing of the same to Lessee and other occupants of the Shopping Center from the appropriate utility company, and Lessee agrees in any such case, to accept any such utility from such alternative source in lieu of the appropriate utility company directly, and to pay Lessor and/or such alternative source or other designee as Lessor shall determine all costs and charges therefor provided that the same shall not result in any additional cost or expense for the energy to Lessee over and above that which it would pay if it purchased same directly from the appropriate utility company, plus an additional ten (10%) percent for Lessor's overhead costs; and provided further that same is in compliance with all law, regulation, ordinances and other governmental requirements. Lessor shall have no liability to Lessee for the quality, quantity, failure or disruption of any utility service, and in no event shall such disruption constitute constructive eviction or entitle Lessee to an abatement of rent or other charges. Any such charges for service supplied by Lessor shall be due and payable on the first day of each calendar month throughout the Term along with all other payments made hereunder, or if separately billed within ten (10) days after billings therefor are rendered to Lessee.

                                  ARTICLE XIII
                                     DEFAULT

     Section 13.01 - Default By Lessee: All of the right and remedies of Lessor herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by Law. It is agreed that in the event:

          (i) That the Lessee shall fail, neglect or refuse to pay any installment of Fixed Minimum Rent or Percentage Rent or Additional Rent at the time, and in the amount as herein provided, or to pay any other monies agreed by it to be paid promptly when and as the same shall become due and payable under the terms hereof, if such failure to pay exceeds a period of more than ten (10) days after notice thereof in writing is given to Lessee (provided such notice is not required if such notice were previously given in any twelve (12) month period), or if the Lessee shall vacate or abandon the Demised Premises during the term hereof;


                                       21                           May 16, 1997

          (ii) That any voluntary petition or similar pleading, under any section or sections of any bankruptcy act, shall be filed by or against Lessee, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare Lessee insolvent, or unable to pay Lessee's debts, and the same shall not be dismissed or discharged within thirty (30) days after notice thereof in writing, given to the Lessee by Lessor;

          (iii) That the Lessee shall fail, neglect or refuse to keep and perform any of the other covenants conditions, stipulations or agreements herein contained and covenants and agrees to be kept and performed by it, and in the event any such default shall continue, for a period of more than thirty (30) days after notice thereof in writing given to the Lessee, by the Lessor; provided, however, that if the cause for giving such notice involves the making of repairs, or other matters reasonably requiring a longer period of time than the period of such notice, the Lessee shall be deemed to have complied with such notice so long as it has commenced to comply with said notice within the period set forth in the notice, and is diligently prosecuting compliance with said notice, or has taken proper steps or proceedings, under the circumstances, to prevent the seizure, destruction, alteration or other interference with said Demised Premises by reason of non-compliance with the requirements of any law or any ordinance or with the regulations, rules or directions of any government authority, as the case may be;

          (iv) That the Lessee makes any assignment of its property for the benefit of creditors, or should the Demised Premises be taken under a levy of execution or attachment, in action against the Lessee, and such levy, attachment or assignment is not dismissed and discharged within thirty (30) days after written notice thereof to Lessee by Lessor;

     The Lessee does hereby authorize and fully empower said Lessor or Lessor's agent to cancel or annul this Lease at once and to re-enter and take possession of said Demised Premises immediately, and by force if necessary, without any previous notice to re-enter and remove all persons and their property therefrom, and to use such force and assistance in effecting and perfecting such removal as said Lessor may deem necessary and advisable to recover at once full and exclusive possession of all of said Demised Premises, whether in possession of said Lessee or of their persons or otherwise, and relet the Demised Premises, and Lessee agrees to pay to Lessor, on demand, any deficiency that may arise by reason of such reletting. Alternatively, at Lessor's option, Lessor may declare all installments of Minimum Rent and Additional Rent as adjusted at the time of default for the remainder of the lease term, to be immediately due and payable (the "Lump Sum") whereupon the same shall become immediately due and payable. Should Lessor elect such option and subsequently Lessor relets the Demised Premises whereupon rent is payable by a new lessee prior to January 31, 2018, then Lessor will (to the extent the new rent is equal to or greater


                                       22                           May 16, 1997
than the rent payable by Lessee) refund, as received, to Lessee that portion of the Lump Sum that is equal to the rents that would be payable by such new lessee through January 31, 2018 (the "Refund"). To the extent rentals payable by the new lessee are less than the rents required under this Lease, then the Refund will be reduced for the total of such difference through January 31, 2018.

     The Lessor may, however, at its option, at any time after such default or violation of condition or covenant, re-enter and take possession of said Demised Premises without such re-entering working a forfeiture of the rents to be paid and the covenants, agreements and conditions to be kept and performed by said Lessee for the full term of this Lease. In such event, the Lessor shall have the right, but not the obligation, to divide or subdivide the Demised Premises in any manner the Lessor may determine and to lease or let the same or portions thereof for such periods of time and at such rentals and for such use and upon such covenants and conditions as Lessor may elect, applying the net rentals from such letting first to the payment of the Lessor's expenses incurred in dispossessing the Lessee and the costs and expenses of making such improvements in the Demised Premises as may be necessary in order to enable the Lessor the relet the same, and to the payment of any brokerage commissions or other necessary expenses of the Lessor in connection with such reletting. The balance, if any, shall be applied by the Lessor from time to time, but in any event not less than once each month, on account of the payments due or payable by the Lessee hereunder, with the right reserved to Lessor to bring such actions or proceedings for the recovery of any deficits remaining unpaid as it may deem advisable from time to time, without being obligated to await the end of the term hereof for a final determination of the Lessee's account and the commencement or maintenance of one (1) or more actions shall not bar the Lessor from bringing other or subsequent actions for further accruals pursuant to the provisions of this Paragraph. Any balance remaining, however, after full payment and liquidation of Lessor's account, as aforesaid, shall be paid to the Lessee from time to time with the right reserved to the Lessor at any time to give notice in writing to the Lessee of Lessor's election to cancel and terminate this Lease and all Lessee's obligations hereunder and upon the giving of such notice and simultaneous payment by Lessor to Lessee of any credit balance in Lessee's favor that may at the time be owing to Lessee shall constitute a final and effective cancellation and termination of this Lease and the obligations thereunder on the part of either party to the other.

     A monthly delinquency charge may be imposed upon the delinquent Lessee and shall be paid by Lessee. Collection costs and reasonable attorneys' fees, totaling a) the greater of the actual costs or b) no more than fifteen percent (15%) of the unpaid balance, shall also be paid if delinquencies are referred for collection.

     Section 13.02 - Lien of Lessor for Rent, Taxes, and Other Sums: Lessor shall have, and Lessee hereby grants, a security interest in any furnishings, equipment,


                                       23                           May 16, 1997
fixtures, inventory, accounts receivable, or other personal property of any kind belonging to Lessee, or the equity of Lessee therein, on the Demised Premises. The security interest is granted for the purpose of securing the payment of rent, other charges, assessments, penalties and damages herein covenanted to be paid by Lessee and for the purpose of securing the performance of all other obligations of Lessee under this Lease. Upon Lessee's default or breach of any covenants of this Lease, Lessor shall have all remedies available under the Uniform Commercial Code enacted in the State where the Demised Premises are located and all other laws of said State, including, but not limited to the right to take possession of the above mentioned property and dispose of it by public or private sale in a commercially reasonable manner. Lessee shall execute and deliver, from time to time, Financing Statements at Lessor's request for the purpose of perfecting and maintaining the priority of the security interest granted to Lessor under this Section 13.02 in the manner provided by law. Lessee shall, upon demand, reimburse Lessor for all filing and recording fees and taxes incurred in connection with filing and recording such Financing Statements. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. Any Lessor lien herein provided or statutory lien, to the extent permitted by law, for Lessee's fixtures, equipment or inventory, may be subordinated to any institutional lender ("Lender") such fixture, equipment ("Collateral") or inventory, provided that

     Lessor's security interest in and to the Collateral is hereby subordinated to Lenders interest therein and it will only assert against the Collateral any statutory, contractual, or possessory liens, including without limitation, rights of levy or distraint for rent, subject to Lender's priority interest and further provided:

     (a) none of the Collateral located on the Demised Premises shall be fixtures;

     (b) it will notify Lender if Borrower defaults on its lease obligations to the Lessor and allow Lender thirty (30) days from its receipt of notice in which to cure or cause Borrower to cure any such defaults;

     (c) if, for any reason whatsoever, the Lessor either deems itself entitled to redeem or to take possession of the Demised Premises during the term of Borrower's lease, the Lessor will notify Lender thirty (3) days before taking such action;

     (d) if Borrower defaults on its obligations to Lender and, as a result, Lender undertakes to enforce its security interest in the Collateral located on the Demised Premises, will permit Lender to remain on the Demised Premises for thirty (3) days after Lender undertakes to enforce its security interest in the Collateral, if Lessor is paid the rent provided under the lease that is attributable only to the number of days that Lender remains on the Demised Premises, or, at Lender's option to remove the


                                       24                           May 16, 1997

Collateral from the Demised Premises within a reasonable time, not to exceed thirty (30) days after lender undertakes to enforce its security interest in the Collateral, if Lessor is paid rent provided under the lease that is attributable only to the number of days that Lender remains on the Demised Premises, and will not hinder Lender's actions in enforcing its liens on the Collateral, provided:

     (1) The Lender shall notify the Lessor in writing, in advance, of its intentions to enter upon the Demised Premises;

     (2) The Lender shall indemnify, defend and hold the Lessor harmless from any and all claims, loss, liability, damage, cost and expense arising out of the entry upon the Demised Premises, removal of Collateral therefrom and all other actions in or about the Demised Premises by the Lender, its agents or employees, which cause injury or damage to any person or property in or about the Demised Premises and/or the shopping center of which the Premise is a part; and

     (3) The Lender shall carry out all such acts at such time and in such a manner as to not interfere with the normal activity of the said shopping center.

     Section 13.03 - Default by Lessor: Lessor shall in no event be charged with default in the performance of any of its obligations unless and until Lessor shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such defaults) after notice by Lessee to Lessor properly specifying wherein Lessor has failed to perform any such obligation.

                                   ARTICLE XIV
                                      TAXES

     Section 14.01 - Real Estate Taxes:

     (a) Lessee shall pay to Lessor its proportionate share of real estate taxes for the Demised Premises, the Shopping Center and all common areas thereof. Lessee's proportionate share shall be the ratio which the sum of all ground floor area in the Demised Premises is to the sum of all leasable ground floor area of each completed building intended for lease in the Shopping Center, including the leased premises hereunder.

     (b) The term "real estate taxes" shall mean all taxes and assessments and other governmental charges and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature (including interest on such assessments whenever the same are payable in installments), levied or assessed directly or indirectly against all or any portion of the Shopping Center (including without limitation, land, buildings, and/or improvements, as the same may be enlarged or reduced from time to time), and other taxes arising out of the use


                                       25                           May 16, 1997
and/or occupancy of the Shopping Center or any part thereof, imposed by federal, state or local governmental authority or any other taxing authority having jurisdiction over the Shopping Center or any part thereof, including expenses incurred by or on behalf of Lessor in contesting the validity of, in seeking a reduction in, or in seeking to prevent an increase in any such tax(es) or assessment(s), but shall exclude franchise, capital stock income, estate or inheritance taxes personal in nature to Lessor.

     (c) Lessor shall pay all real property taxes and assessments levied or payable during the term hereof, by the county and municipality upon the Demised Premises, building and other improvements making up the Shopping Center; provided, however, that Lessee shall reimburse Lessor for its share of such payment of real property taxes and assessments. Reimbursement by Lessee to Lessor for its share of real property taxes, shall be made on the basis of the tax year July 1 to the following June 30 as the same may be changed from time to time.

     (d) Lessor shall pay taxes on an annual basis within 30 days of receiving property tax invoice from Lessee. Lessor shall have the right, at any time and from time to time during each calendar year, to increase said estimate based on changed circumstances or additional facts. After the end of each calendar year, Lessor shall furnish Lessee a statement of the actual real estate taxes, prepared in accordance with sound accounting practices by Lessor's accounting department, and there shall be an adjustment between Lessor and Lessee, with payment to Lessor, or credit to Lessee against the next payment for real estate taxes due from Lessee to Lessor under this Section, as the case may require, to the end that Lessor shall receive taxes for such period. If the Term commences on a day other than the first day of the calendar year, then Lessee's proportionate share of real estate taxes shall be billed and adjusted on the basis of such fraction of a calendar year.

     (e) If any taxing authority includes in such real estate taxes the value of any machinery, equipment, fixtures, inventory or other personal property or assets of Lessee, then Lessee agrees to pay the entire taxes attributable to such items in addition to, but not in duplication of, the real estate taxes referred to in this Section.

     (f) Lessor shall promptly furnish Lessee with copies of any notice of increased assessed value of the leased premises of the Shopping Center. Lessee at its expense shall have the right to contest the amount of validity of all or part of the taxes for which it is required to reimburse Lessor pursuant hereto, and for that purpose, Lessee shall have the right to file in the name of Lessor all such protests or other instruments, and institute and prosecute proceedings it may deem necessary for the purpose of such contest, Lessee hereby agreeing that it shall indemnify Lessor against any loss or liability by reason of such contest. Any refund of any tax or assessment for which Lessee has reimbursed Lessor shall belong to Lessee, and Lessor agrees to


                                       26                           May 16, 1997
pay the same to Lessee promptly in the event payment thereof is initially made to Lessor.

     Section 14.02 - Personal Property Taxes and Assessments:

     (a) The Lessee shall pay, before delinquent, any and all taxes, licenses, fees and public charges levied, assessed or imposed, and which become payable during the lease term upon Lessee's fixtures, furniture, appliances and personal property, located or installed in the Demised Premises. Lessee shall pay promptly when due, or make reimbursement to Lessor upon demand, for all taxes imposed upon Lessee's rent, lease and business operation including, without limitation, any and all documentary stamps or similar taxes assessed upon this Lease and/or the consideration to be received by Lessor by reason of this Lease (except any franchise, estate, inheritance, capital stock, income or excess profits taxes personal in nature to Lessor) and upon all personal property of Lessee.

     (b) If at any time during the Term, a tax or excise in rents or other tax, however described (except any franchise, estate, inheritance, capital stock, income or excess profits taxes personal in nature to Lessor) is levied or assessed against Lessor by any lawful taxing authority on account of the Lessor's interest in this Lease or the rents expressly reserved hereunder as a substitute in whole or in part, or in addition to, the real property taxes hereinbefore described, Lessee shall pay to Lessor, as additional rent hereunder, the amount of such tax, excise on rents or other tax, but only to the extent of the amount thereof which is lawfully assessed or imposed as a direct result of Lessor's ownership of this Lease or the rentals reserved hereunder. In the event any such tax, excise on rents or other tax, however described, is levied or assessed directly against Lessee by any lawful taxing authority on account of Lessee's interest in this Lease or the leasehold estate hereby created or the rents to be paid by Lessee hereunder, then Lessee shall be responsible therefor and agrees to pay the same before delinquency. If any lawful taxing authority requires that any such tax or excise on rents or other tax, however described, for which Lessee is responsible hereunder, other than the real property taxes levied or assessed against the Shopping Center, be paid by Lessee, but collected by Lessor, for and on behalf of such taxing authority and from time to time forwarded by the Lessor to such taxing authority, then the same shall be paid by Lessee to Lessor at such times as such taxing authority shall require and be collectible by Lessor and the payment thereof enforced in the same fashion as provided for the enforcement of payment of rent hereunder and for the purpose of enforcing payment thereof shall be deemed additional rent hereunder.


                                       27                           May 16, 1997

                                   ARTICLE XV
                                  MISCELLANEOUS

     Section 15.01 - Notices: Whenever under this Lease a provision is made for any demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other, it shall be in writing sent by overnight mail or certified mail, return receipt requested, postage prepaid, if to the Lessee addressed to the Lessee at 9805 Boeckman Road. Wilsonville, Oregon 97070 and if to the Lessor, addressed to the Lessor at Milestone Properties, Inc. c/o Concord Assets Management, 5200 Town Center Circle, Fourth Floor, Boca Raton, Florida 33486, and either party may, by like notice at any time and from time to time, designate a different address to which notices shall be sent. Such notices, demands or declarations shall be deemed sufficiently served or given for all purposed hereunder at the time they shall be mailed or transmitted by overnight delivery service or by United States certified mail, as aforesaid.

     Section 15.02 - Waiver: One (1) or more waivers of any covenant, term or condition of this Lease by either party shall not be construed by the other party as a waiver of a subsequent breach of the same term, covenant, or condition. The consent or approval of either party to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

     Section 15.03 - Relationship of Parties: Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between Lessor and Lessee, it being expressly understood and agreed that neither the method of computation of rent nor any of the other provisions contained in this Lease nor any act or acts of the parties hereto shall be deemed to create any relationship between Lessor and Lessee other than the relationship of Lessor and Lessee.

     Section 15.04 - Governing Law: The laws of the State in which the Demised Premises is situated shall govern the validity, performance and enforcement of this Lease.

     Section 15.05 - Savings Clause: The invalidity or unenforceability of any provision of this Lease shall govern the validity of any other provision.

     Section 15.06 - Marginal Headings: The paragraph titles herein are for convenience only and do not define, limit or construe the contents of such paragraphs.


                                       28                           May 16, 1997

     Section 15.07 - Covenant to Bind Successors: It is agreed that the provisions, covenants and conditions of this Lease shall be binding on the legal representatives, heirs, successors and assigns of the respective parties hereto.

     Section 15.08 - Credit Reports: The Lessee's performance under this Lease Agreement may be reported to credit reporting agencies. The Lessor may also obtain a consumer report of Lessee's credit history from a credit reporting agency. Upon request, Lessee will be informed whether a consumer report was obtained and if so, the name and address of the agency furnishing the report.

     Section 15.09 - Letter of Estoppel: Within ten (10) days after request therefore by Lessor, the Lessee shall provide an offset statement. Lessee agrees to deliver in recordable form a certificate, prepared by or caused to be prepared by Lessor, to any proposed mortgagee or purchaser, or to Lessor, certifying (if such be the case) that this Lease is in full force and effect and there are no defenses or offsets thereto, or stating those claimed by Lessee. In the event Lessee should refuse to execute and deliver said statement and/or certificate, the Lessor shall have the right to cancel this Lease by giving Lessee an additional ten (10) days notice in writing, whereupon this Lease shall be of no further force and effect.

     Section 15.10 - Exculpation: Lessee agrees that Lessee shall look solely to Lessor's interest in the Shopping Center property of which the Demised Premises are part for the satisfaction of any claims, judgements or decrees requiring the payment of money by Lessor based upon default hereunder. No other property or assets of Lessor, its successors or assigns shall be subject to levy, execution or other enforcement procedure.

     Section 15.11 - Force Majeure: Lessor or Lessee shall not be required to perform any term, condition or covenant in this Lease so long a such performance is delayed or prevented by force majeure, which shall mean Acts of God, strikes, lockouts, material or labor restriction by any governmental authority, civil riot, floods, earthquake, hurricane and other cause not reasonably within the control of Lessor or Lessee, and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or overcome.

     Section 15.12 - Entire Agreement: This Lease, and Exhibits and Rider, if any, attached hereto and forming a part hereof, set forth all of the covenants, promises, agreements, conditions and understandings between the Lessor and Lessee governing the Demised Premises. There are no covenants, promises, agreements, conditions and understandings, either oral or written, between them other than those herein set forth. Except as herein provided, no subsequent alterations, amendments, changes or additions to this Lease shall be binding upon the Lessor or Lessee, unless reduced to writing and signed by both parties.


                                       29                           May 16, 1997

     Section 15.13 - Negotiation and Execution: The furnishing of this Lease by the Lessor to the prospective Lessee shall not be considered an offer to lease, even though completed in every respect, until and unless the document has been executed by the appropriate office of Lessor. No correspondence or other communication respecting this Lease shall create any obligation to go forward with this Lease until the Lease document is fully completed and executed by both the Lessor and Lessee.


                                       30                           May 16, 1997

     IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first above written.

Signed and Acknowledged                Lessor:
   In the Presence of:
                                       Milestone Properties, Inc., a Delaware
                                       corporation

/s/                                    By: /s/ HARVEY SHORE
----------------------------------         -------------------------------------
/s/                                        Harvey Shore
----------------------------------         Senior Vice President


                                       Lessee:

                                       G.I. Joes, Inc., a __________ corporation

/s/                                    By: /s/ NORMAN DANIELS
----------------------------------         -------------------------------------
/s/                                        Norman Daniels
----------------------------------         President and CEO
                                       Federal Tax ID No.:  930500948

                                       (Must be filled in)


                                       31                           May 16, 1997

                                     Rider I

     Lessor Contributions:

     a)   New roof for the Demised Premises to be completed by September 1997.
     b) Up to $30,000 allowance for new entrance doors upon presentation of actual invoices certified by an officer of the Lessee.
     c) Up to $52,450 allowance for new floor tile upon presentation of actual invoices certified by an officer of the Lessee.
     d) If available, Lessee will be provided with up to 2,500 square feet of store space in the Shopping Center as close to its primary store as then practical, for a period of up to ninety (90) days. During such period, Lessee will be responsible for utilities servicing such store. The space must be properly insured by Lessee and returned to Lessor in good condition.

                          SHORT FORM OF LEASE AMENDMENT


     THIS AMENDMENT is dated as of the 1st day of February 1998, by and between Milestone Properties, Inc., a Delaware corporation, Lessor and G.I. Joe's, Inc., an Oregon corporation, Lessee.

     WHEREAS, Lessor's predecessor in interest and Lessee entered into a Lease dated June 8, 1978, for certain demised premises located in Bend, Oregon, more particularly described on Exhibit "A" attached hereto; and

     WHEREAS, a Short Form of said Lease was filed of record in Volume 279, Page 493, in the Deschutes County Deed Records.

     NOW THEREFORE, Lessor and Lessee have agreed to the termination of said original Lease and its replacement by a new Lease executed June 3, 1997, for a term commencing on February 1, 1998, for a term of twenty (20) years. Henceforth, this new lease shall supersede all references of record to the Lease or Lease Agreement. All terms, conditions, provisions and covenants of said new lease agreement are incorporated in this Amendment by reference, as though written out at length herein and this Amendment shall be deemed to supersede the Short Form Of Lease previously recorded.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and sealed as of February 1, 1998.

                                       Milestone Properties, Inc.
                                       a Delaware corporation

                                       By: /s/ ROBERT MANDOR
                                           -------------------------------------
                                           Robert Mandor, President


                                       G.I. Joe's, Inc. an Oregon corporation

                                       By: /s/ NORMAN DANIELS
                                           -------------------------------------
                                           Norman Daniels
                                           President & CEO

STATE OF FLORIDA
COUNTY OF PALM BEACH

     The foregoing instrument was acknowledged before me this 27th day of January 1998, by Robert Mandor, as President of Milestone Properties, Inc., a Delaware corporation, on behalf of the corporation. He is personally known to me or has produced a drivers license as identification.

                                       Sign: /s/ BARBARA M. MARCELLO
                                             -----------------------------------
NOTARIAL SEAL
                                       Print: Barbara M. Marcello
                                              ----------------------------------
                                              State of Florida at Large (SEAL)

                                       My Commission Expires: February 20, 1999
                                                              ------------------

STATE OF OREGON
COUNTY OF CLACKAMAS

     The foregoing instrument was acknowledged before me this 28 day of January 1998, Norman Daniels, as President & CEO of G.I. Joe's, Inc., an Oregon corporation, on behalf of the corporation. He/she is personally known to me or has produced a drivers license as identification.

                                       Sign: /s/ LANETTE C. MOORE
                                             -----------------------------------
NOTARIAL SEAL
                                       Print: Lanette C. Moore            (SEAL)
                                              ----------------------------------

                                       My Commission Expires: 12-15-2000
                                                              ------------------